                                                                   EXHIBIT 10.7
                                                                   -------------
                               LICENSE AGREEMENT
                               -----------------

     This Agreement is made and entered into this 18th day of December, 1997 (the "EFFECTIVE DATE") by and between Celtrix Pharmaceuticals, Inc. ("CELTRIX"), a Delaware corporation having offices at 3055 Patrick Henry Drive, Santa Clara, CA 95054, and Genzyme Corporation, a Massachusetts corporation ("GENZYME") having its offices at One Kendall Square, Cambridge, MA 02139.

                                   RECITALS
                                   --------

     WHEREAS, CELTRIX is a biopharmaceutical company that is the owner of a certain patent and patent applications and know how relating to monoclonal antibodies that bind Transforming Growth Factor B ("TGF-B"), specifically TGF-B1 and TGF-B2, wherein such patents and patent applications have previously been non-exclusively licensed to Genentech, Inc. in settlement of an interference with respect to such antibodies between the parties. Further, CELTRIX is the owner of certain patent applications and know how that relate to methods employing monoclonal antibodies that bind TGF-B and employing TGF-B receptors, and fragments thereof. CELTRIX still further has acquired an exclusive worldwide license with right of sublicense from Massachusetts Institute of Technology with respect to certain patents and patent applications relating to TGF-B receptors, including TGF-B type II and TGF-B type III receptors, cDNA of the respective receptors, and methods of use, which license, dated December 4, 199l, continues in full force and effect. CELTRIX has also developed know how related to said TGF-B receptor patents and patent applications;

     WHEREAS, GENZYME is a biopharmaceutical company having experience in TGF-B related technology, and desires to develop and market products and methods employing that technology;

     WHEREAS, CELTRIX is willing to grant and GENZYME desires to receive, for itself and its affiliates, a worldwide exclusive license with right of sublicense to the non-exclusive

License Agreement
Page 2

patent rights held by CELTRIX with respect to the TGF-B binding monoclonal antibodies, and to the related know how, and a worldwide exclusive license with right of sublicense to the patent rights held by CELTRIX with respect to TGF-B receptors, fragments thereof, and to the related know how. CELTRIX is further willing to grant and GENZYME desires to receive, for itself and its affiliates, a worldwide sublicense with right of further sublicense with respect to the licensed patents and patent applications obtained by CELTRIX with respect to the licensed TGF-B receptor technology, together with a worldwide license to related know how developed by CELTRIX, so that GENZYME may be able to make, have made, use and sell TGF-B antibodies and receptors in accordance with the terms and conditions set forth in this Agreement.

     WHEREAS, GENZYME and CELTRIX entered into a License and Development Agreement as of June 24, 1994 relating to therapeutic uses of TGF-B2, which agreement has been amended as of the date of execution hereof, and, as amended, continues in full force and effect. As further grant of license rights with respect to the TGF-B2 related rights, CELTRIX is willing to grant, and GENZYME desires to receive, for itself and its affiliates, a worldwide exclusive license with right of sublicense to the patent rights held by CELTRIX with respect to the TGF-B2 protein for laboratory research and assay uses.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS
                            -----------------------

1.1  Affiliates or Subsidiaries of a party shall mean any present or future
     ----------    ------------
companies organized under the laws of the United States with respect to which
(i) at least fifty percent (50%) in value or (ii) at least fifty percent (50%) of the total combined voting power of all classes of shares entitled to vote is directly or indirectly under the control of, or under common control with, such

License Agreement
Page 3

party. Reference to CELTRIX and GENZYME herein shall be understood to include any Subsidiaries and Affiliates of CELTRIX and GENZYME, respectively.

1.2  Biological Property shall mean any DNA materials, derivatives of such DNA
     -------------------
materials, cell lines and peptides containing the DNA materials or derivatives thereof, that are related to the TGF-B Antibody Patent Rights, and to the TGF-B Receptor Patent Rights, respectively, except for Biological Property received by CELTRIX under the R&D Systems Agreement.

1.3  Field shall mean uses for any and all purposes with the following
     -----
exceptions: (i) opthamology, (ii) the TGF-B Antibody Rights previously licensed to Genentech, Inc., and (iii) with respect to the TGF-B Receptor Patent Rights Licensed from MIT only, those rights previously exclusively sublicensed by CELTRIX to R&D Systems ("the R&D Systems Agreement").

1.4  First Commercial Sale shall mean the first sale by GENZYME and/or its
     ---------------------
sublicensee(s) in an arms length transaction to a third party (not connected with GENZYME or CELTRIX, its Affiliates and/or sublicensee(s)) of a Licensed Product or use of a Licensed Method, and wherein, as applicable, the manufacture, sale and use of which has been approved by the applicable regulatory agency in the country in question.

1.5  Know-How shall mean all information, data, specifications, techniques,
     --------
software, procedures, methods of manufacture, technical data and clinical, as well as diagnostic, information relating to the Patent Rights owned by or licensed to CELTRIX which is known to CELTRIX (other than from (GENZYME or from R&D Systems) and which CELTRIX is free to disseminate without accounting to others.

1.6  Licensed Product(s) shall mean any product or part thereof that embodies an
     -------------------
invention covered by a Valid Claim or which is specifically intended to be used to practice a method or

License Agreement
Page 4

process covered by a Valid Claim and which is manufactured by or for, and sold by or for, GENZYME or its sublicensee(s).

1.7  Licensed Method(s) shall mean a method of use that is covered in whole or
     ------------------
in part by a Valid Claim of the Patent Rights.

1.8  Net Sales shall mean the gross amount billed, invoiced or received on sales
     ---------
of Licensed Products, or TGF-B2 Protein as set forth in Section 1.18 below, to or the practice of Licensed Methods or any other revenue producing use of Patent Rights by an independent third party less (a) customary trade, quantity or cash discounts and rebates actually allowed and taken; (b) amounts repaid or credited by reason of rejections or returns, contractual allowances, distributor fees (provided such do not exceed 4% of the gross amount), sales deemed uncollectable; and (c) freight, insurance, duties, taxes and other governmental charges directly related to sales. Net Sales shall further include such sales or any other revenue producing use of Patent Rights by Genzyme and/or its sublicensee(s).

1.9  Patent Rights shall mean and include any subject matter claimed in or
     -------------
covered by the patents or pending patent applications listed in Appendix A, and further including any patents that issue on the applications for said patents, improvements, reissues, reexaminations, renewals, extensions, divisions, continuations, and continuations-in-part of the foregoing and any foreign counterparts and any other form of patent coverage directed to the inventions covered by said patents and applications.

1.10  Territory shall mean all countries of the world.
      ---------

1.11  TGF-B Antibody Patent Rights shall mean the Patent Rights that relate to
      ----------------------------
monoclonal antibodies that bind Transforming Growth Factor ("TGF-B"), specifically TGF-B1 and TGF-B2.

License Agreement
Page 5

1.12  TGF-B Antibody Know How shall mean Know How that relates to the TGF-B
      -----------------------
Antibody Patent Rights.

1.13  TGF-B Receptor Know How shall mean the Know How that relates to the TGF-B
      -----------------------
Receptor Patent Rights of CELTRIX or the TGF-B Receptor Patent Rights Licensed from MIT.

1.14  TGF-B Receptor Patent Rights of CELTRIX shall mean the Patent Rights that
      ---------------------------------------
relate to TGF-B receptors that are owned by CELTRIX.

1.15  TGF-B Receptor Patent Rights Licensed from MIT shall mean the Patent
      ----------------------------------------------
Rights that relate to TGF-B receptors, including TGF-B type II and TGF-B type III receptors, cDNA of the respective receptors, and methods of use that CELTRIX licensed from Massachusetts Institute of Technology (MIT).

1.16  Therapeutic Use shall mean any use of a Licensed Product or Licensed
      ---------------
Method in vivo, in humans and animals, for the prevention, cure, amelioration or modification of any disease, symptom, syndrome, or other medical condition.

1.17  Valid Claim shall mean an issued, unexpired claim included within the
      -----------
Patent Rights, or within in the rights covering the TGF-B2 Protein as set forth in Section 1.18 below, which has not been held invalid by a decision from a tribunal having jurisdiction thereover and from which no further appeal has or can be taken.

1.18  TGF-B2 Protein shall mean the TGF-B2 composition otherwise designated as
      --------------
"CIF-B" that is disclosed and claimed in U.S. Patent No. 4,774,322 (the `322 Patent), together with any improvements, reissues, reexaminations, renewals, extensions, divisions, continuations, and continuations-in-part of the foregoing and any foreign counterparts or any other form of patent coverage directed to the TGF-B2 composition disclosed in the `322 Patent.

License Agreement
Page 6

                              ARTICLE II - GRANT
                              ------------------

2.1 Subject to the terms and conditions set forth herein, CELTRIX hereby grants to GENZYME a worldwide exclusive royalty bearing license in the Field to the non-exclusive rights held by CELTRIX with respect to the TGF-B Antibody Patent Rights to (i) use the TGF-B Antibody Know How, and (ii) to make, have made, use, offer to sell, sell or import into the United States Licensed Product(s) or use Licensed Method(s) in the Territory in which the TGF-B Antibody Patent Rights are effective until the end of the full term(s) for which these Patent Rights are issued, unless sooner terminated as hereinafter provided.

2.2 Subject to the terms and conditions set forth herein, CELTRIX hereby grants to GENZYME a worldwide exclusive royalty bearing license in the Field (i) to use the TGF-B Receptor Know How (as applicable to the TGF-B Receptor Patent Rights of CELTRIX), and (ii) to make, have made, use, offer to sell, sell or import into the United States Licensed Product(s) or use Licensed Method(s) in the Territory in which the TGF-B Receptor Patent Rights of CELTRIX are effective until the end of the full term(s) for which these Patent Rights are issued, unless sooner terminated as hereinafter provided.

2.3 Subject to the terms and conditions set forth herein, CELTRIX hereby grants to GENZYME a worldwide exclusive royalty bearing sublicense in the Field to (i) use the TGF-B Receptor Know How, and (ii) to make, have made, use, offer to sell, sell or import into the United States Licensed Product(s) or use Licensed Method(s) in the Territory in which the TGF-B Receptor Patent Rights Licensed from MIT are effective until the end of the full term(s) for which the Patent Rights are issued, unless sooner terminated as hereinafter provided. Pursuant to
Section 2.3 of the License Agreement between Massachusetts Institute of Technology and CELTRIX dated December 4, 1991 (the "MIT Agreement"), the period of exclusivity granted to CELTRIX terminates with the farst to occur of:

License Agreement
Page 7

     "(a) the expiration of Twelve (12) years after the first commercial sale of a Licensed Product or first commercial use of a Licensed Process; or

     (b) the expiration of Fifteen (15) years after the Effective Date [December 4, 1991 ] of this Agreement; provided, however, that times spent by pending applications before the FDA for permission for clinical tests and for premarket approval of the first Licensed Product shall be added to this fifteen year period."

It is understood and acknowledged that the sublicense rights granted by CELTRIX to GENZYME under this Section 2.3 may extend after the expiration of the period of exclusivity, but that the exclusivity to GENZYME expires upon the expiration of CELTRIX's exclusivity. In compliance with Section 2.8 of the MIT Agreement, a copy of Articles II, V, VII, VIII, IX, X, XII, XIII, and XV of the MIT Agreement are appended hereto. It is further agreed that, in exchange for the sublicense rights granted herein, GENZYME shall assume the obligations, including all current obligations, of CELTRIX as licensee under the MIT Agreement, including, without limitation, any and all patent prosecution costs, royalties or license fees that have been invoiced to Celtfix, copies of such invoices having been timely provided to Genzyme in advance of the execution date of this Agreement.

2.4 CELTRIX hereby agrees to promptly grant to GENZYME an exclusive sublicense to any and all rights CELTRIX obtains as a result of termination or modification of the R&D Systems Agreement, including those rights excluded from the Field as set forth in Section 1.3 herein by virtue of the R&D Systems Agreement.

2.5 If after the date of this Agreement CELTRIX files patent applications or otherwise obtains rights to patents, patent applications, or know how that relate to the TGF-B Antibody Patent Rights and Know How, to the TGF-B Receptor Patent Rights of CELTRIX and Know How, and to the TGF-B Receptor Patent Rights Licensed from MIT and Know How, in the Field, such patents, patent applications or know how shall be included in this Agreement, and

License Agreement
Page 8

GENZYME shall have an exclusive worldwide license or sublicense, as appropriate, under the terms and conditions as set forth in this Agreement.

2.6 GENZYME shall have the right to enter into sublicensing agreements with respect to the rights, privileges and licenses granted hereunder, provided such sublicenses are within the scope of and under the terms and conditions set forth herein. Any sublicenses granted by GENZYME shall expire upon the expiration of GENZYME's rights granted herein. GENZYME shall give written notice to CELTRIX of the granting of sublicense rights, shall forward to CELTRIX a copy of any and all fully executed sublicense agreement, including any amendments and modifications thereof, and shall forward annually a copy of any reports received by GENZYME from any sublicensee during the preceding twelve (12) month period under the sublicense as shall be pertinent to an accounting of payments under such sublicense agreement.

2.7 CELTRIX further grants to GENZYME the right and license to use the Biological Property for all purposes in the Field, subject to the terms of this Agreement. CELTRIX shall, within a commercially reasonable period following execution of this Agreement, and on such occasions as additional Biological Property becomes available, deliver to GENZYME samples of the Biological Property in reasonable quantities as requested by GENZYME that are in CELTRIX's possession as of the execution date of this Agreement.

2.8 Subject to the terms and conditions set forth herein, CELTRIX hereby grants to GENZYME a worldwide non-exclusive royalty bearing license, with right to grant sublicenses, (i) to use the TGF-B2 Protein for GENZYME's internal use in laboratory research and assay uses only, and (ii) to make, have made, offer to sell or sell TGF-B2 Protein for use in laboratory research and assay uses only.

2.9 If GENZYME determines not to pursue commercialization, whether itself or through a sublicensee(s), of a Licensed Product or Licensed Method in any geographic market within the

License Agreement
Page 9

Territory or any clinical indication, it will negotiate in good faith with CELTRIX the terms of the license of such rights to CELTRIX.

                     ARTICLE III - ROYALTIES AND PAYMENTS
                     ------------------------------------

3.1 In consideration of the license and Sublicense rights herein granted, GENZYME shall pay to CELTRIX an earned royalty on Net Sales according to the following schedule:

     A. With respect to Licensed Products or Licensed Methods for Therapeutic Use employing TGF-B Antibody Patent Rights:

          (a)  Four percent (4%) on the first $200,000,000 annual Net Sales;
          then

          (b)  Five percent (5%) on the next $200,000,000 to $400,000,000 annual
          Net Sales; then

          (c) Six percent (6%) on the annual Net Sales of greater than $400,000,000.

     B. With respect to Licensed Products or Licensed Methods for diagnostic or research uses employing TGF-B Antibody Patent Rights:

          (a)  Three percent (3%) on annual Net Sales.

     C. With respect to Licensed Products or Licensed Methods for Therapeutic Uses employing TGF-B Receptor Patent Rights of CELTRIX or TGF-B Receptor Patent Rights Licensed from MIT:

          (a)  Two percent (2%) on annual Net Sales.

License Agreement
Page 10

     D. With respect to Licensed Products or Licensed Methods for other than Therapeutic Uses employing TGF-B Receptor Patent Rights of CELTRIX or TGF-B Receptor Patent Rights Licensed from MIT:

          (a)  One percent (1%) on annual Net Sales.

     E. With respect to commercial sales in an arm's length transaction to a third party (not connected with GENZYME or CELTRIX, its Affiliates and/or sublicensee(s)) of TGF-B2 Protein covered by a Valid Claim for laboratory research and assay uses:

          (a)  Three percent (3%) on annual Net Sales.

3.2 Royalty payments in accordance with this Article shall be paid for a period beginning with the First Commercial Sale of the applicable Licensed Product or Licensed Method or commercial sale of TGF-B2 Protein pursuant to this agreement and ending upon the later of (i) ten years thereafter, or (ii) expiration of the last to expire patent within the Patent Rights or patent rights as set forth in
Section 1.18. Royalty payments shall cease if this Agreement is terminated as hereinafter specified and provided.

3.3 GENZYME will pay to CELTRIX the same royalties due to sales by sublicensees of Licensed Products or Licensed Methods or TGF-B2 Protein that GENZYME would have owed pursuant to Section 3.1 had it engaged in the same licensed conduct as said sublicensees.

3.4 Only one royalty shall be payable per Licensed Product or use of Licensed Method or use of TGF-B2 Protein, regardless of the number of patents or patent applications under which, or the number of countries in which, such Licensed Product or TGF-B2 Protein has been manufactured, used or sold, or the Licensed Method has been used. In those cases where a Licensed Product or TGF-B2 Protein is sold as a part of an article that includes additional materials or components, the production of which does not use the inventions, processes or methods of the licensed Patent

License Agreement
Page 11

Rights or rights as set forth in Section 1.18, the Net Sales shall be based on the sales price at which GENZYME or its sublicensee(s) would sell the Licensed Product or TGF-B2 Protein independently of such other materials or components in an arm's length transaction.

3.5 GENZYME shall not be entitled to a reduction in royalty owing under this Article due to royalties paid to any third party that is infringed by the manufacture, use or sale of a Licensed Product or Licensed Method or TGF-B2 Protein, except that GENZYME shall have the right to deduct from the royalty rates specified in 3.1 above with respect to sales of such Licensed Product or use of such Licensed Method in such country, one percent (1%) of the royalty rate used (after all rate reductions) when a non-infringing TGF-B antibody product or non-infringing method of use of such antibody with respect to the TGF-B Antibody Patent Rights is sold in such country in competition with a TGF-B antibody product or method of use employing the TGF-B Antibody Patent Rights by GENZYME.

3.6 GENZYME shall notify CELTRIX of the First Commercial Sale of a given Licensed Product or Licensed Method, in writing, within thirty (30) days thereafter. GENZYME agrees that beginning with the date of the First Commercial Sale of such Licensed Product or Licensed Method, and as relevant to commercial sales of TGF-B2 Protein, CELTRIX shall receive within thirty (30) days after the end of each of the first three calendar quarters and within sixty (60) days after the calendar year end: (a) payment of earned royalties; and (b) a report showing the information and basis on which the earned royalties have been calculated.

3.7 GENZYME shall keep (or cause to be kept) and maintain complete and accurate records of its sales of the Licensed Product(s), TGF-B2 Protein, and/or uses of Licensed Method(s) in accordance with generally accepted accounting procedures. Such records shall be accessible to an authorized representative selected and paid for by CELTRIX and acceptable to GENZYME, not more than once a year at any reasonable time during business hours within one (1) year after the end of the royalty period to which such records relate, for the purpose of verifying Net Sales and any royalty due thereon. Such representative shall disclose to CELTRIX only information

License Agreement
Page 12

relating to the accuracy of the records kept and the payments made, and shall be under a duty to keep confidential any other information gleaned from such records. Any adjustment in the amount of royalties due CELTRIX on account of overpayment or underpayment of royalties shall be made at the next date when royalty payments are to be made to CELTRIX under Section 3.6 hereinabove. If the verification on behalf of CELTRIX results in an upward adjustment of greater than ten percent (10%) of royalties due to CELTRIX for the period of time in question, GENZYME shall pay the out-of-pocket expenses of CELTRIX relating to such verification and a five percent (5%) surcharge on amount of royalties underpaid.

3.8 All moneys to be paid to CELTRIX shall be made and computed in United States Dollars.

3.9 Earned royalties on Net Sales of Licensed Products employing TGF-B Antibody Patent Rights, as described in Section 3.1.A herein and on Net Sales of TGF-B2 Protein shall be payable on all sales made after July 16, 1996 for materials that, as of the effective date of this agreement, had not otherwise been purchased or obtained from or manufactured on behalf of CELTRIX by GENZYME.

             ARTICLE IV - WARRANTIES, LIMITATIONS, AND REGULATIONS
             -----------------------------------------------------

4.1 CELTRIX represents and warrants that it owns the rights to the TGF-B2 Protein, as described in Section 1.18 (subject to those preexisting rights granted to R&D Systems), that it owns the TGF-B Antibody Patent Rights, subject to the preexisting non-exclusive license granted to Genentech, Inc., that it owns the TGF-B Receptor Patent Rights of CELTRIX, that (i) to the best of its knowledge, it holds an exclusive license to the TGF-B Receptor Patent Rights Dcensed from MIT (subject to the preexisting non-exclusive license granted to R&D Systems and to the outcome of the interference proceeding with Sloan Kettering Institute for Cancer Research), and (ii) that all the aforementioned rights and licenses continue in full force and effect. CELTRIX

License Agreement
Page 13

further represents and warrants that it has not made any commitments or offers inconsistent or in derogation of the rights created by this Agreement.

4.2  Nothing herein contained shall be construed as:

     (a) a warranty or representation by CELTRIX as to the validity or scope of any licensed Patent Rights;

     (b) a warranty or representation that anything sold, used, produced or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and/or trademarks of third parties;

     (c) an express or implied warranty of merchantability or fitness for a particular purpose; or

     (d) an express or implied license to any of Celtrix' patents, trademarks, trade secrets, or other intellectual property not explicitly licensed herein.

4.3 CELTRIX shall not be obligated to defend or hold harmless GENZYME or any other person against any suit, damage, claim, or demand based on actual or alleged infringement of any patent or other rights owned by a third party, or any unfair trade practice resulting from the exercise or use of any right or license granted hereunder.

4.4 CELTRIX MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY GENZYME OF LICENSED PRODUCT(S) or LICENSED METHOD(S).

4.5 GENZYME shall defend, indemnify and hold harmless CELTRIX, and its trustees, directors, officers, employees and agents and their respective successors, heirs and assigns (the

License Agreement
Page 14

 "Indemnitees"), against any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation)(together, "losses") that may be incurred by or imposed upon the Indemnitees, or any of them, in connection with any claim, suit, demand, action or judgment arising out of the following:

     (a) the design, production, manufacture, testing, sale, use in commerce, lease or promotion by GENZYME or by an Affiliate (other than CELTRIX) or sublicensee of GENZYME of any product, process or service that employs the licensed Patent Rights pursuant to this Agreement, including without limitation the licensing, sale or other distribution of Licensed Product(s) and/or use of Licensed Method(s) including, without limitation, any actual or alleged bodily injury, death or property damage as a result of any of the foregoing; or

     (b) any other activities of GENZYME or by an Affiliate or sublicensee(s) to be carried out employing the Patent Rights pursuant to this Agreement.

GENZYME's indemnity under this Section shall not apply to any liability, damage, loss or expense that is attributable to the gross negligent activities or willful misconduct of the Indemnitees. GENZYME agrees to require its sublicensee(s) to provide identical indemnification protection, as is set forth in this Section, to CELTRIX, and to the extent such indemnification is not identical, GENZYME shall provide identical indemnification for any losses attributable to its licensees.

4.6 GENZYME agrees to comply, and to require its Affiliates and sublicensee(s) to comply, with all applicable laws, regulations, and safety standards relative to the manufacture, use or sale of Licensed Product(s) and Licensed Method(s) and TGF-B2 Protein.

4.7 In the event CELTRIX intends to claim indemnification under this Article IV, CELTRIX shall promptly notify GENZYME of any claim, in respect of which CELTRIX intends to claim

License Agreement
Page 15

such indemnification, and GENZYME shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that CELTRIX shall have the right to retain its own counsel, at GENZYME's expense, provided such expense is reasonable, if representation of CELTRIX by the counsel retained by GENZYME would be inappropriate to actual or potential differing interests between CELTRIX and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article IV shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of GENZYME, which consent shall not be withheld unreasonably. The failure to deliver notice to GENZYME within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve GENZYME of any liability to CELTRIX under this
Article IV, but not any liability that it may have to CELTRIX other than under this Article IV. CELTRIX and its employees and agents shall cooperate fully with GENZYME and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

                     ARTICLE V - PATENT RIGHTS MAINTENANCE
                     -------------------------------------

5.1 CELTRIX will file, prosecute and maintain the Patent Rights, and its licenses to Patent Rights, as applicable to the Patent Rights as enumerated herein, and the rights covering the TGF-B2 Protein as described in Section 1.18, at its sole discretion, and shall bear all costs associated therewith, subject to Section 2.3. Celtrix shall furnish Genzyme with copies of any patent application concerning Patent Rights and such TGF-B2 Protein rights as described in Section 1.18, sufficiently in advance of the anticipated filing date so as to give GENZYME a reasonable opportunity to review and comment. CELTRIX shall also furnish copies to GENZYME of all substantive communications to and from the United States and foreign patent offices regarding patents or patent applications relating to this Agreement within a reasonable time prior to filing such communication or promptly following the receipt thereof. CELTRIX shall reasonably consider any comments GENZYME may have related to such patent applications or communications. In the event CELTRIX decides to no longer maintain all or a portion of its

License Agreement
Page 16

license rights to the Patent Rights, or to maintain the Patent Rights, or the TGF-B2 Protein rights as described in Section 1.18, including failure to pay any annuity, tax or other maintenance fee with respect to a patent or patent application owned by or licensed to CELTRIX, GENZYME shall be given timely notice and opportunity to make such payment and to assume ownership or license rights to such patent or patent application.

                       ARTICLE VI - PATENT INFRINGEMENT
                       --------------------------------

6.1 In the event that any of GENZYME, its Affiliates or sublicensee(s) learns of the infringement of a third party of any patent licensed under this Agreement, GENZYME shall promptly advise CELTRIX in writing and shall provide CELTRIX with reasonable evidence of such infringement. In such circumstances, GENZYME shall have at all times the right to immediately cease commercialization and the right either to:

     (a) Request that CELTRIX itself (if owner of the patent rights) undertake reasonable efforts, or that CELTRIX notify the owner of the Patent Rights and request that such owner use reasonable efforts, to end such infringement; or

     (b) Request whether the owner of the Patent Rights will defend such suit or action at its expense, or whether CELTRIX will defend such suit or action on behalf of the owner of the Patent Rights, if such owner notifies CELTRIX of its intent not to or fails to take action against such third party within ninety (90) days of receipt of such notice, provided GENZYME shall be entitled but not obligated to undertake, at its own expense, and control the defense of such suit or action (including control of and entitlement to retain any settlement or damage award received) in its own name and/or in CELTRIX's name, and CELTRIX shall reasonably cooperate with GENZYME in such defense, if neither the owner of the Patent Rights nor CELTRIX undertake to defend such suit or action; or

License Agreement
Page 17

     (c) Terminate this Agreement, but only after GENZYME has reasonably exhausted its remedies under (a) and (b) above.

6.2 CELTRIX is neither obligated to enter into negotiations with a third party to obtain rights for GENZYME under the third party patent nor obligated to defend any suit or action. If CELTRIX, at its sole discretion, elects to enter into negotiations with such third party to obtain rights for GENZYME under the third party patent, or if CELTRIX, at its sole discretion, elects to undertake at its own expense the defense of any such suit or action to the extent that the alleged infringement is based on such use hereunder of the Patent Rights, GENZYME shall render CELTRIX all reasonable assistance that may be required by CELTRIX in the negotiations or in the defense of such suit or action. CELTRIX has the primary right to control the defense of any such suit or action by counsel of its choice, and GENZYME shall have the right, at its own expense, to be represented in any such suit or action in respect of which GENZYME is a defendant by counsel of its own choice. The parties agree to cooperate reasonably in any such defense.

                      ARTICLE VII - TERM AND TERMINATION
                      ----------------------------------

7.1 The term of this Agreement shall be for a period beginning with the Effective Date and ending upon the later of (i) ten (10) years after the First Commercial Sale of the last Licensed Product or Licensed Method to achieve a first Commercial Sale or (ii) expiration of the last to expire patent within the Patent Rights or patent rights as set forth in Section 1.18, unless sooner terminated as herein provided. It is understood and acknowledged that any of the license rights granted in each of the Sections of Article II with respect to the Patent Rights and Know How may be terminated independently of the other Sections, and that the license rights granted with respect to the remaining non-terminated Sections shall continue in full force and effect for the term defined in this Section 7.1 or until earlier terminated in accordance with this Article.

7.2 If GENZYME shall determine that it intends to declare itself insolvent or file for bankruptcy or reorganization it shall give ten (10) days written notice to CELTRIX.

License Agreement
Page 18

Notwithstanding the above, if GENZYME shall become bankrupt or insolvent, if the business or any assets or property of GENZYME shall be placed in the hands of a receiver, assignee or trustee, whether by the voluntary act of GENZYME or otherwise, if GENZYME institutes or suffers to be instituted any procedure in bankruptcy court for reorganization or rearrangement of its financial affairs; or if GENZYME makes a general assignment for the benefit of creditors, this license and sublicense shall immediately terminate unless such bankruptcy, insolvency, receivership or assignment for the benefit of creditors shall have been cured within thirty (30) days of such event occurring. Upon occurrence of any foregoing events, GENZYME shall give immediate written notice thereof to CELTRIX.

7.3 Upon any breach or default under this Agreement by GENZYME, CELTRIX may give written notice thereof to GENZYME, and GENZYME shall have sixty (60) days thereafter to cure such breach or default. If such breach or default is not so cured, CELTRIX may then in its sole discretion and option (i) terminate this Agreement and the licenses granted by it, and/or (ii) seek such other relief as may be provided by law in such circumstances by giving written notice thereof to GENZYME.

7.4 Upon termination of this Agreement for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination, including payments of accrued royalties, and GENZYME and, as applicable, its Affiliates and/or sublicensee(s), may after the effective date of such termination sell all Licensed Product(s) that it may have on hand at the date of termination provided that it pays earned royalties therein as provided in this Agreement. Upon termination hereof for any reason, all license rights to Patent Rights shall immediately terminate. The provisions of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 8.1, and Articles X and XI shall survive any termination of this Agreement.

7.5 Upon ninety (90) days written notice, GENZYME shall have the right to terminate this Agreement. Under such termination, GENZYME shall owe to CELTRIX any third party obligation costs that have become due up to the date of termination including, without limitation, such third party obligations relating to the MIT license.

License Agreement
Page 19

                             ARTICLE VIII - NOTICE
                             ---------------------

8.1 Any notice or communication authorized or required to be given hereunder shall be in writing and be served by depositing the same in the United States mail, postage prepaid, addressed to the parties, respectively, at the following addresses:

To Celtrix Pharmaceuticals, Inc.:

     3055 Patrick Henry Drive
     Santa Clara, CA 95054-1815
     ATTN: President

To Genzyme Corporation:

     One Kendall Square
     Cambridge, MA 02139
     ATTN: General Counsel

                          ARTICLE IX - FORCE MAJEURE
                          --------------------------

9.1 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligation hereunder shall resume.

             ARTICLE X - NONDISCLOSURE OF CONFIDENTIAL INFORMATION
             -----------------------------------------------------
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License Agreement
Page 20

10.1 All confidential scientific and technical information communicated by one party to the other party under this Agreement, including information contained in patent applications, shall be kept confidential by such other party. All obligations of confidentiality hereunder shall be equally applicable to the Affiliates and any sublicensee(s) of GENZYME. Notwithstanding the foregoing, either party shall be relieved of the confidentiality obligations herein and not be prevented by this Agreement from utilizing any such information if:

     (a) The information was previously known to such party as may be demonstrated by its prior written records;

     (b) The information is or becomes generally available to the public through no fault of the receiving party, including as a result of publications and/or laying open to inspection of any patent applications that may be filed other than by such receiving party corresponding to such U.S. or foreign patent applications;

     (c) The information is acquired in good faith in the future by such party from a third party who is not under an obligation of confidence to the disclosing party in respect to such information;

     (d) The disclosure of such information by GENZYME is essential for the commercialization by GENZYME of the Patent Rights under this Agreement, provided prior notice is given and consent is obtained from CELTRIX to such disclosure, said consent not to be unreasonably withheld; and

     (e) The information (which is not confidential information of GENZYME) is outside the Field.

10.2 The obligations of confidentiality under this Article shall survive termination of this Agreement for a period of five (5) years, regardless of the reason for its termination.

License Agreement
Page 21

                           ARTICLE XI- MISCELLANEOUS
                           -------------------------

11.1 This Agreement, in whole or part, shall not be assignable by GENZYME without the written consent of CELTRIX which consent shall not be unreasonably withheld; provided, however, that GENZYME, without such consent, may assign or sell the same in connection with the transfer or sale of all of substantially all of its business or in the event of its merger, consolidation, or joint venture with another company. Each assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve GENZYME of responsibility for the performance of any accrued obligations which such party then has hereunder. CELTRIX may assign this Agreement at any time upon written notice to GENZYME prior to such assignment. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon GENZYME, CELTRIX, and their respective successors and assigns.

11.2 This Agreement embodies the entire understanding between the parties and may not be varied except by a document in writing signed by an officer of GENZYME and an officer of CELTRIX.

11.3 This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, except that questions affecting the validity, construction, and effect of any patent shall be determined by the laws of the country in which the patents were granted.

11.4 The provisions of this Agreement are severable, and in the event that any of the provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof, provided the remaining provisions conform with the spirit and purposes of this Agreement.

11.5 GENZYME shall mark, or shall require its Affiliate and/or sublicensee(s)to mark, the Licensed Product(s) sold in the United States with all applicable patent numbers, and to indicate

License Agreement
Page 22

to users, as appropriate, the patent numbers for relevant Licensed Method(s). All Licensed Product(s) shipped and/or sold in other countries shall be marked in such a manner as to conform with all of the laws of the country where the Licensed Product(s) are shipped to and/or sold.

11.6 The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction hereof.

11.7 The failure of either party to enforce at any time the provisions of this Agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provisions, rights, or elections, or in any way to affect the validity of this Agreement. The exercise by either party of any of its rights herein or any of its elections under the terms or covenants herein shall not preclude either party from exercising the same or any other rights it may have under this Agreement, irrespective of any previous action or proceeding taken by either party hereunder.

11.8 All disputes under this Agreement shall be settled, if possible, through good faith negotiations between the parties and ultimately presented to the parties' Chief Executive Officers for resolution. In the event such good faith negotiations are unsuccessful, either party may, after thirty (30) days written notice to the other, submit the matter in dispute to the American Arbitration Association ("AAA") to be settled by arbitration before a single arbitrator appointed by the AAA in Boston, Massachusetts, if CELTRIX is the initiating party, and in Santa Clara, California, if GENZYME is the initiating party, in accordance with the commercial arbitration rules of the AAA. The arbitrator shall have authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as the arbitrator may determine. Upon reasonable notice and prior to any hearing, the parties will allow document discovery and will disclose all material relevant to the subject matter of the dispute within sixty (60) days following appointment of the arbitrator. The arbitrator shall make final determinations as to any discovery disputes. A hearing on the matter in dispute shall commence within ninety (90) days following appointment of the arbitrator and the decision of the arbitrator shall be rendered no later than sixty (60) days after commencement of such hearing. The determination

License Agreement
Page 23

of the arbitrator shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction, and each party hereby irrevocably consents to the jurisdiction of such courts for such purpose.

     IN WITNESS WHEREOF, the parties hereto hereunder set their hands and seals and duly executed this License Agreement the day and year first written above.

CELTRIX PHARMACEUTICALS, INC.           GENZYME CORPORATION


By:  /s/ Andreas Sommer                 By:  /s/  Richard Douglas
     ------------------------               --------------------------------

Title: President and CEO                Title:  V.P. Corporate Development
       ----------------------                  -----------------------------

Date:  12/31/97                         Date:  12/18/97
       ----------------------                  -----------------------------